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                                                                   Exhibit 10.47

                              TRANSITION AGREEMENT

This Transition Agreement ("Agreement") is entered into between EntreMed, Inc., a Delaware corporation, (the "Company") and Dr. John W. Holaday ("Dr. Holaday"). The purposes of this Agreement are to set out the terms and conditions surrounding Dr. Holaday's orderly and amicable transition from the Company as an employee, officer, Director and as the Chairman of the Board of Directors of the Company (the "Board") and as the Company's representative on the Board of Directors of MaxCyte, Inc., and to confirm that Dr. Holaday hereby submits or has previously submitted his resignation from all such positions effective as indicated below.

                                   BACKGROUND

A. The parties recognize the leadership role of Dr. Holaday as one of the founders and largest shareholders of the Company, having served as its Chief Executive Officer since its inception until October 31, 2002, and having served as its Chairman of the Board (the "Chairman") from 1995 until January 31, 2003 consistent with Dr. Holaday's tender of his resignation from such position as Chairman and as a Director and member of the Board to be effective January 31, 2003.

B. The leadership role of Dr. Holaday in connection with a critically important transaction between the Company and Celgene in 2002 is recognized and appreciated.

C. Effective as of November 5, 2002, Dr. Holaday stepped down as Chief Executive Officer of the Company.

D. Dr. Holaday agreed to assist the Company as it repositions itself in the marketplace by serving as Chief Scientific Officer of the Company and in this capacity to assist in the refocus of its Scientific programs, to work to maintain morale, and to retain key employees from November 5, 2002, until January 31, 2003.

E. Dr. Holaday and the Company are parties to an Employment Agreement entered into on or about January 1, 1999, (the "Employment Agreement"), pursuant to which, among other things, the Company was obligated, under certain circumstances, to pay to him the full amount of his Base Salary, as defined in such Employment Agreement, through December 31, 2003.

F. For personal reasons, Dr. Holaday has decided to resign as Chief Scientific Officer of the Company and to resign his position as a Director and member of the Board, including his position as Chairman of the Board, and his position as the Company's representative on the Board of Directors of MaxCyte, Inc.

G. The Company recognizes contributions made by Dr. Holaday over years of service and desires to be able to call upon him for consultation, advice and assistance (without additional compensation), through the Board, including particularly any future Chairman, senior Company executives and the Company's counsel, from time to time, particularly during calendar year 2003 but possibly thereafter, and the parties to this Agreement further agree as follows:

EntreMed, Inc. [Signature]                                     JWH [Signature]

                                   AGREEMENT

1. Effective as of November 5, 2002, Dr. Holaday stepped down as Chief Executive Officer of the Company.

2. Effective as of November 5, 2002, Dr. Holaday began service as Chief Scientific Officer of the Company at the salary of Three Hundred Thirty-Three Thousand Nine Hundred and No/100 Dollars ($333,900.00) if it were paid over an annual period, with such duties in connection therewith as have been or shall reasonably be assigned to Dr. Holaday by the Board or its designee from November 5, 2002, until January 31, 2003, the latter date being the "Termination Date" of Dr. Holaday's employment by the Company. The term of Dr. Holaday's employment as the Company's Chief Scientific Officer and in any employment capacity whatsoever shall end on January 31, 2003. The decision of Dr. Holaday to terminate any employment by the Company as of and no later than January 31, 2003, is irrevocable, and the Company has relied on this decision of Dr. Holaday to terminate such employment. Dr. Holaday agrees that he shall not represent himself as an employee or officer of the Company at any time after January 31, 2003. Dr. Holaday expressly promises that he has not undertaken or made any financial, legal or other obligation on behalf of the Company that has not been fully disclosed to and approved by the Board except for small reasonable, ordinary and necessary business expenses incurred on behalf of the Company, and the Company relies upon this promise. Dr. Holaday expressly promises that since January 16, 2003, and continuing to and through January 31, 2003, he has not undertaken or made and shall not undertake or make any financial, legal or other obligations on behalf of the Company that in the aggregate exceed Five Hundred Dollars ($500.00) in costs or effect upon the Company. Consistently with the foregoing, the Company agrees to reimburse Dr. Holaday for reasonable, ordinary and necessary business expenses, properly supported by appropriate records and in accordance with Company policies, incurred by Dr. Holaday on behalf of the Company through January 16, 2003, and for such reasonable, ordinary and necessary business expenses, properly supported by appropriate records and in accordance with Company policies, incurred by Dr. Holaday between January 17, 2003, and January 31, 2003, so long as all such expenses exceeding Five Hundred Dollars ($500.00) in the aggregate have been or were approved in advance of incurring them by a duly authorized representative of the Board other than Dr. Holaday. Further, Dr. Holaday also hereby resigns as a Director and member of the Board and as its Chairman and as the representative of the Company on the Board of Directors of MaxCyte, Inc., effective as of the close of business on January 31, 2003. Dr. Holaday agreed that he shall not represent himself as a Director and member of the Board or as its Chairman or as the Company's representative on the Board of Directors of MaxCyte, Inc., at any time after January 31, 2003. During Dr. Holaday's term of employment as Chief Scientific Officer of the Company, he has been and will be entitled to participate in group medical and life insurance plans sponsored by the Company. In addition, The Hartford Life Insurance Company life insurance policy on the lives of Dr. Holaday and Dorinda A. Holaday (Policy date: 02/26/96, number:
     LL6025052-13) ("the Policy") currently in place as of January 1, 2003, will be maintained through and until the Termination Date of Dr. Holaday's employment, and the premium for the Policy for the annual period beginning

EntreMed, Inc. [Signature]              -2-                    JWH [Signature]

     February 26, 2003. will be paid by the Company upon timely presentation of the annual Policy premium notice. Any and all rights to the repayment of premiums ("Premium Repayment") paid by the Company for the Policy out of death benefits under the Policy or otherwise shall be relinquished and waived by the Company at the time the payments by the Company to Dr. Holaday that will be made pursuant to Paragraph 3 below are made. To the extent any obligation from the Company toward Dr. Holaday personally may have been created by either an agreement entitled "Split Dollar Insurance Agreement" entered into effective the 27th day of March, 1996, by and between EntreMed, Inc. (therein called "Employer"), and the Holaday Family Trust No. 2 U/A DTD 11/15/95, James D. Johnson, Trustee (therein called "Split Dollar Insurance Agreement") or by an assignment contract related thereto that is entitled "Collateral Assignment" made and entered into effective the 27th day of March, 1996, by EntreMed, Inc., (therein called the "Assignee") and James D. Johnson, Trustee, Holaday Family Trust No. 2 U/A DTD 11/15/95, Owner, with respect to the Policy, and any supplementary contracts issued in connection therewith (said policy and contracts being therein called the "Policy"), upon the life of John W. Holaday (referenced therein as "Holaday") and Dorinda B. Holaday, to EntreMed, Inc., a Delaware corporation, all such rights are extinguished, canceled and terminated as of the date this Agreement becomes effective and enforceable pursuant to Paragraph 34(b) below, and it is agreed that the Company shall have no additional obligation with respect thereto except as expressly specified in this Agreement.

3.   On or before the later of (a) Dr. Holaday's Termination Date or (b) ten
     (10) business days after this Agreement becomes effective and enforceable in accordance with Paragraph 34(b) below, the Company agrees to pay
     Dr. Holaday, by check, as severance, the sum of Fifty-Five Thousand Six Hundred Fifty and No/100 Dollars ($55,650.00) ("Severance"), and a lump sum in the amount of Fifty Thousand Five Hundred Thirteen and 44/100 Dollars ($50,513.44) representing payment in lieu of paid time off for twenty-nine and one-half (29.5) accrued but unused Paid Time Off ("PTO") days, both amounts less applicable withholdings for taxes, FICA and Medicare payments for the Severance, the PTO, the waiver by the Company of the Policy Premium Repayment obligation, any other services or benefits provided to Dr. Holaday that are subject to such a withholding obligation, and the value of the laptop computer that Dr. Holaday has used during employment with the Company until January 31, 2003, that will be provided to Dr. Holaday pursuant to this Agreement if it becomes effective and enforceable pursuant to Paragraph 34(b) below. Dr. Holaday will be entitled to receive the Severance payment, less applicable withholdings, provided for in this Paragraph whether or not Dr. Holaday has other employment after his Termination Date.

4. Paid time off ("PTO") accrual will cease on the Termination Date. Except as expressly provided for in this Agreement, Dr. Holaday shall not accrue any compensation, benefits from or sponsored by the Company or any other emoluments associated with employment after the Termination Date.
     Dr. Holaday shall not accrue any compensation, benefits from or sponsored by the Company or any other emoluments associated with service to the Company as Chairman or such service as a Director and member of the Board or its representative on the Board of MaxCyte, Inc., after January 31, 2003.


EntreMed, Inc. [Signature]              -3-                    JWH [Signature]
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     Without limitation, effective by the close of business January 31, 2003,
     Dr. Holaday must have canceled all cellular telephone services, electronic messaging services, and all other such contracts for services currently paid for by the Company and entered into new contracts for which he personally is financially responsible if he wishes such services. Dr. Holaday may access his Company telephone until February 28, 2003. He agrees that he will forward any telephone message that pertains to the Company's business or potential business or that is of potential interest to the Company to Margot Mongold at her Company telephone number as specified in Paragraph 23 below. Without limiting the provisions of Paragraph 22 below, Dr. Holaday may access and send e-mail from his EntreMed, Inc., e-mail address until February 28, 2003. Dr. Holaday agrees that as an additional safeguard to the Company with respect to its business, potential business and matters of interest to it, he will forward all such incoming and outgoing e-mails to Ms. Mongold if she has not been a recipient of such original incoming or outgoing e-mail message. While the Company shall not pay for Dr. Holaday's consultation with media consultants or consulting groups, Dr. Holaday may use any such person or group as his personal consultants and personally pay for such services.

5. All stock options granted to Dr. Holaday on or before January 1, 2003, that are unvested as of the Termination Date will be vested in Dr. Holaday on the date this Agreement becomes effective and enforceable pursuant to Paragraph 34(b) below of this Agreement. Dr. Holaday will be able to exercise any such vested option held by Dr. Holaday through the original expiration date of the option (generally, ten (10) years from the original grant date). Dr. Holaday's options, which total 1,436,669, are listed on the attached Schedule A. The Company shall promptly issue to Dr. Holaday a warrant to purchase up to One Hundred Thousand (100,000) shares of common stock if this Agreement becomes effective and enforceable in accordance with Paragraph 34(b) below. The warrant will be exercisable in non-cumulative monthly installments for Ten Thousand (10,000) shares of common stock ("Monthly Allotment"), beginning on the date that this Agreement becomes effective and enforceable in accordance with Paragraph 34(b) below and, thereafter, on the first day of the next nine (9) months for a total of ten (10) months. To the extent that the Monthly Allotment is not exercised on or before the close of business on the last business day in any given month, the warrant shall expire with respect to such Monthly Allotment. The warrant will be exercisable, in cash, at a price per share equal to the closing price per share on January 29, 2003. Dr. Holaday understands and acknowledges that the warrant and the Monthly allotment, if any, will be issued in reliance on exemptions from registration under the Securities Act of 1933, as amended, and state securities laws. Dr. Holaday further understands that neither the warrant nor the Monthly Allotment may be sold or transferred other than in reliance on an exemption from registration or qualification under federal and state securities laws. Details concerning the terms of the warrant shall be governed by the warrant which shall contain such details consistent with this description and applicable laws and regulations as have been customary in the Company's other similar warrants. In addition to all other options available under Paragraph 24 below, if the grant of this warrant or the exercise of any Monthly Allotment creates a withholding obligation with respect to taxes, FICA and Medicare payments, Dr. Holaday shall tender a check to the Company for all such taxes,

EntreMed, Inc. [Signature]                                       JWH [Signature]
                                      -4-
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     FICA and Medicare payments by the fifth (5th) day or next business day thereafter after such obligation to make such payments to the government has been created.

6. Beginning on the later of (a) February 15, 2003, or (b) ten (10) business days after this Agreement becomes effective and enforceable pursuant to Paragraph 34(b) below, on the fifteenth (15th) day and on the last day of each month beginning in February, 2003, and ending on January 31, 2004, the Company will pay Dr. Holaday, by check or by direct deposit if that is administratively reasonable under procedures with ADP and preferred by Dr. Holaday, the sum of Twenty Thousand Four Hundred Five and No/100 Dollars ($20,405.00), less applicable withholdings for taxes, FICA and Medicare payments for such payments and for any other benefit provided to Dr. Holaday that is subject to such withholdings if this Agreement becomes effective and enforceable pursuant to Paragraph 34(b) below, whether or not Dr. Holaday has other employment after his Termination Date.

7. Provided that (a) Dr. Holaday properly completes necessary coverage continuation documents and elects continued coverage under the Consolidated Omnibus Budget Reconciliation Act ("COBRA") for health care insurance under a Unicare/NCPPO policy (medical and dental) after his Termination Date for himself and his dependents covered by such insurance as of January 31, 2003, (b) Dr. Holaday remains eligible for such coverage, and (c) this Agreement becomes effective and enforceable in accordance with Paragraph 34(b) below, the Company will pay the COBRA premium for such health care insurance coverage (or for such other health care insurance, if any, as may then be made available to senior executives of the Company) through and including January 31, 2004, after which time Dr. Holaday may make timely premium payments in accordance with the provisions of COBRA and applicable Company procedures if Dr. Holaday and his covered dependents remain otherwise eligible for such coverage.

8. The Company agrees to reimburse Dr. Holaday for his reasonable fees and related expenses for executive outplacement services, including for travel to confer with such consultants and the like, that are incurred on or before January 31, 2004, in an amount up to Ten Thousand and No/100
     Dollars ($10,000.00), less withholdings for taxes, FICA and Medicare payments. Dr. Holaday may not elect to receive cash in lieu of reimbursement for such incurred outplacement services and related expenses.

9. In exchange for the consideration described in this Agreement, Dr. Holaday hereby voluntarily and irrevocably releases and forever discharges the Company, its subsidiaries and affiliates (including without limitation Cytimmune, Inc., MaxCyte, Inc., and Celgene Corp.) and all of their respective parent companies and organizations, predecessors and successors and all of their respective officers, directors, employees, agents, attorneys, associates and employee benefit plans from all claims and obligations arising out of facts injuries, incidents, circumstances and occurrences, whether known or unknown to him, occurring from the beginning of time until the date and time Dr. Holaday executes this Agreement, including, without limitation, any and all claims and obligations arising out of Dr. Holaday's employment with the Company, including terms and conditions of such employment, and the termination of such employment as of January 31, 2003,

EntreMed, Inc. [SIGNATURE]              - 5 -                    JWH [SIGNATURE]

     (specifically including, but not limited to, any and all claims under the Civil Rights Acts of 1866, 1871, 1964 (including Title VII of such Act) and 1991, the Rehabilitation Act of 1973, the Age Discrimination in Employment Act of 1967 ("ADEA"), the Older Workers Benefit Protection Act of 1990 ("OWBPA"), the Americans with Disabilities Act of 1990, the Employee Retirement Income Security Act of 1974 (except as to any benefits that are vested as of the Termination Date), the Family and Medical Leave Act of 1993, the Immigration Reform and Control Act of 1986, the Worker Adjustment and Retraining Notification Act of 1988, the Maryland Fair Employment Practices Act, and under all regulations issued under all of these statutes and all amendments to all of them whether expressly referenced or not, and, including, without limitation, any and all claims for severance pay, based on alleged express or implied contract except for claims for breach of this Agreement, claims for wrongful discharge and for intentional or negligent infliction of emotional distress), any action arising in tort, including, but not limited to, libel, slander, defamation and negligence, any claim for costs or attorneys' fees incurred by Dr. Holaday in connection with the drafting and negotiation of this Agreement and any claim or obligation under any law, constitution or regulation, ordinance or order or under any common law or equitable theory of recovery or relief. The word "claim(s)" in this Paragraph refers to and includes all claims, demands, disputes, rights, suits, charges, complaints, causes, proceedings, actions, rights of action, causes of action, rights of subrogation, rights of indemnity, rights to reimbursement, rights to payment, liens and remedies of every kind or nature whatsoever, whether the same are or any of the same is at law, in equity or otherwise, and whether the same are or any of the same is known or unknown, foreseen or unforeseen, suspected or unsuspected, and whether or not concealed or hidden. The word "obligation(s)" in this Paragraph refers to and includes all obligations, duties, liabilities, agreements, promises, illnesses, injuries, damages, costs, fees (including, without limitation, attorneys' fees), losses, expenses and debts of every kind or nature whatsoever, whether the same are or any of the same is at law, in equity or otherwise, and whether the same are or any of the same is known or unknown, foreseen or unforeseen, suspected or unsuspected, and whether or not concealed or hidden. The phrase "arising out of" in this Paragraph and in Paragraph 10 means directly or indirectly resulting from, connected with or in any matter related to, in the past, present or future, the subject to which the phrase refers. NOTWITHSTANDING any other provision of this Agreement, Dr. Holaday does retain the rights to file a charge of discrimination under the ADEA, to contest the validity of this Agreement under the provisions of the OWBPA and to take other permissible action should it be held invalid, and to participate in an investigation or proceeding under the ADEA or the OWBPA conducted by the EEOC, but Dr. Holaday does waive any right to seek, recover or accept any monetary damages, back pay or any other remedy from the Company or from any other party released by the provisions of this Paragraph resulting from any investigation or legal action by the EEOC or by any other person or entity with respect to any claim or charge of age discrimination under the ADEA unless this Agreement is held invalid under the ADEA and the OWBPA.

10. The Company releases and discharges Dr. Holaday and his heirs, successors and assigns from all claims, demands or causes of action arising out of facts or occurrences prior to the Termination Date, whether known or unknown except to the extent that any such

EntreMed, Inc. [Signature]                                      JWH [Signature]

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     claim, demand or cause of action is based on Dr. Holaday's actions or inactions (a) that do not meet the required standard for indemnification set forth in the Delaware Corporation Law or applicable By-Laws of the Company, (b) except to the extent that any such claim, demand or cause of action is based on Dr. Holaday's actions or inactions that were not disclosed to the Board of Directors of the Company (whether such actions or inactions were taken in Dr. Holaday's capacity as an officer, director, or employee), and (c) except to the extent that is would not be permissible under applicable standards for the Company to release claims and obligations arising out of any such acts and omissions. The Company shall use commercially reasonable efforts to maintain for a period of not fewer than three (3) years after the date this Agreement becomes effective and enforceable pursuant to Paragraph 34(b) below, directors and officers liability insurance covering Dr. Holaday's actions and inactions as a former officer, Director and member of the Board and former Chairman of the Board and former representative of the Company on the Board of MaxCyte, Inc., to the same extent afforded the Company's then current and other former officers. The Company will indemnify Dr. Holaday for all such actions and inactions to the extent provided for any other similarly situated current or former officer of the Company and consistently with the Company's current By-Laws and applicable provisions of Delaware Law.

11. Notwithstanding anything suggesting to the contrary in Paragraphs 9 or 10 above, nothing in this Agreement shall release or be construed to as releasing any claim, demand or cause of action for breach of this Agreement.

12. In connection with business operations of the Company and actual or potential litigation, the Company desires that the Board, individual Board members, including a future Chairman, senior executives of the Company, and the Company's counsel ("Authorized Company Representatives") have opportunities to avail themselves of the consultations, assistance and advice that Dr. Holaday may be able to provide them and in connection with litigation or proceedings or anticipated proceedings before a court, arbitrator, administrative agency or other tribunal. Should Dr. Holaday be asked by Authorized Company Representatives to provide consultations, advice and assistance to the Company through them or to testify as a witness or to provide information to the Company's counsel concerning matters in which Dr. Holaday was involved during the course of his employment with the Company as an employee or officer or during his tenure as Chairman and as a Director and member of the Board or during his tenure as the Company's representative on the Board of Directors of MaxCyte, Inc., Dr. Holaday agrees to cooperate fully with such Authorized Company Representatives, including the Company's Chairman and the Company's counsel. Dr. Holaday agrees to make himself reasonably available to such Authorized Company Representatives, including the Company's counsel for consultations, advice, assistance and discussions. Dr. Holaday agrees to make himself available to the Company's counsel to discuss information and to review his testimony reasonably in advance of such litigation or proceedings and to make himself available to testify at depositions or trial as required or requested by the Company. Dr. Holaday will be reimbursed for travel expenses and statutorily mandated witness fees; however, Dr. Holaday agrees that he will not be paid in connection with his consultations, advice, assistance, testimony, appearances or his participations pursuant to

EntreMed, Inc. [Signature]                                      JWH [Signature]
     this Paragraph in such litigation or proceedings. Notwithstanding the foregoing sentence, in the event Dr. Holaday's consultations, advice, assistance, appearances or testimony at the specific request of the Company cause him, after January 31, 2004, to spend more than 100 hours in the aggregate (a) preparing for and providing such consultations, advice, assistance and discussions and (b) making any such appearances or giving any such testimony and the Company's Chairman or the Company's counsel has authorized and requested that Dr. Holaday spend additional time in preparing for and providing such consultations, advice, assistance, discussions, appearances, in making such appearances or in giving testimony, the Company will reimburse Dr. Holaday at the rate of $100 per hour for all time in addition to such 100 hours spent by Dr. Holaday in connection with such requests by the Company's Chairman or the Company's counsel. In the event that Dr. Holaday receives a subpoena or other legal process seeking his appearance, testimony, documents or other information related to the Company or to any third person released in Paragraph 9 above, Dr. Holaday shall immediately, and in no event later than forty-eight (48) hours after the receipt, give written notice to the Company through the person specified in Paragraph 23 below, of his receipt of such subpoena or other legal process by facsimile and by overnight, next-day courier delivery, the cost of which will be paid by the Company. Dr. Holaday agrees that he shall not appear or release any such information in response to a subpoena or other legal process without first allowing the Company a reasonable opportunity to challenge and seek to quash such subpoena or legal process through court proceedings if it elects to do so.

13. This Agreement is specifically conditioned on Dr. Holaday having abided by and continuing to abide by all the terms and conditions of this Agreement and the terms and conditions set forth in the Company's Combined Non-disclosure and Patent Employee Agreement that he previously executed, including, but not limited to, Dr. Holaday's agreement not to disclose any information to any third party relating to the Company's research, finances, product developments, manufacturing, business/commercial development, sales and marketing strategies and activities. The Company agrees that no officer or director of the Company, acting on behalf of the Company, shall make any public false, disparaging or derogatory statements in connection with or concerning Dr. Holaday's service to the Company except as may be required for truthful, sworn testimony or in connection with a legal or administrative case, proceeding, report, claim or dispute. Dr. Holaday agrees that he shall not make any public false, disparaging or derogatory statements in connection with or concerning the Company or any officer or director of the Company except as may be required for truthful, sworn testimony or in connection with a legal or administrative case, proceeding, report, claim or dispute. The parties agree and understand that comments to the effect that "the Company is changing directions, is pursuing new avenues, the Company has different senior officers and directors, that the Company has made some mistakes in the past" and the like are not false, disparaging or derogatory remarks. In addition, Dr. Holaday shall direct all inquiries by third parties with respect to Dr. Holaday's employment at the Company to Margot Mongold, the Company's Senior Director of Human Resources, or her successor, and she or her successor will confirm only Dr. Holaday's dates of employment, job titles and last salary.

EntreMed, Inc. [Signature]                                       JWH [Signature]

14. For a period of nine (9) months after his Termination Date, Dr. Holaday agrees not to take any action, without the prior written consent of the Company, to assist any successor employer of Dr. Holaday or any other entity in recruiting or hiring any other person who was an employee of the Company or who performed work for the Company as an independent contractor or in any other capacity during any time when Dr. Holaday was an employee of the Company. Examples of the types of actions Dr. Holaday agrees he shall not take include (a) identifying to any successor employer or its agents or any other entity the person or persons who have special knowledge concerning the Company's inventions, processes, methods or confidential affairs and (b) commenting to Dr. Holaday's successor employer or its agents or other entity about the quantity of work, quality of work, special knowledge or personal characteristics of any person who is still employed by the Company. Dr. Holaday also agrees that he shall not provide such information to a prospective employer during interviews preceding possible employment.

15. If Dr. Holaday challenges the enforceability of this Agreement in a court of law or before an administrative agency, except as permitted under the ADEA and OWBPA as provided for in the last sentence of Paragraph 9 above, Dr. Holaday acknowledges that he shall reimburse the Company for all monetary consideration previously received by him under Paragraphs 3 and 6 above. If the Company breaches this Agreement, the Company acknowledges that it may be liable for monetary damages Dr. Holaday incurs as a result and that he may be entitled to equitable relief. Dr. Holaday and the Company agree that the prevailing party in any proceeding (judicial or administrative) to enforce this Agreement shall be entitled to an award of reasonable attorneys' fees and costs actually incurred.

16. Dr. Holaday expressly agrees that he shall not apply for and shall not be considered for reinstatement or reemployment as an employee of the Company, although this specific obligation shall not be applicable to any entity that may acquire all or part of the assets of the Company or be the surviving entity following a merger with the Company.

17. On or before January 31, 2003, Dr. Holaday shall return to the Company through Margot Mongold, Senior Director Human Resources, or another designee of the Board all Company invention, research, business, production, and employee-related paper and electronic notes, files, reports, manuals, records and plans, computer software, credit cards, keys, building entry cards, security cards and Company identification cards, customer lists, product information and other documents and property that were created, developed, generated or received by Dr. Holaday during his employment with the Company or that are the property of the Company, whether or not such items are confidential to the Company and whether or not they were received from the Company or from an actual or potential business partner or investor of the Company, from a customer or vendor of the Company, or from any other source so long as they pertain to the Company ("Company Materials"). It is understood that this obligation does not apply to items that were and are clearly intended to be retained by Dr. Holaday after his separation from the Company, i.e., pay stubs. It is also understood that this obligation does not apply to Dr. Holaday's personal calendar and to his laptop computer, both of which, after removal of all Company Materials from them by Ms. Mongold or by a person designated



EntreMed, Inc. (signature)            -9-                       JWH (signature)
               -----------                                          -----------
     by her, in accordance with regular Company policies and procedures, shall become Dr. Holaday's personal property after this Agreement becomes effective and enforceable pursuant to Paragraph 34(b) below. In addition, Dr. Holaday shall have the right to copy and retain a copy of specific Company Materials, the selection and retention of which by Dr. Holaday must be approved by a duly appointed representative of the Board other than Dr. Holaday before they are removed from the premises of the Company, and to the possession of items of artwork and other items that were purchased by Dr. Holaday and are his personal property as set forth in Schedule B attached hereto and made part of this Agreement. Dr. Holaday may make arrangements with Ms. Mongold for a mutually convenient date and time for the removal of Dr. Holaday's personal property from the Company's facilities. The Company shall pay for the removal and delivery of furniture owned by Dr. Holaday to his home at the address contained in Paragraph 22 below; withholdings for taxes, FICA and Medicare applicable to such service will be withheld from any other funds otherwise due to Dr. Holaday, or at the Company's request, he shall promptly deliver a check to the Company to cover all such withholdings. The Company will make arrangements for the removal and delivery to the address in Paragraph 22 of Dr. Holaday's personal artworks (paintings, sculptures, etc.), but he shall be responsible for all costs, fees and expenses associated therewith, including any breakage and all risk of loss or damage to such items. Nothing in this Paragraph reduces or otherwise effects the obligations toward the Company that Dr. Holaday has undertaken in the Combined Non-disclosure and Patent Employee Agreement that he entered into in favor or the Company or the requirements of Paragraph 13 above. Further, Dr. Holaday acknowledges that trade secrets of the Company are worthy of protection and are the sole property of the Company and of the other entities from which and about which he has received such information. Dr. Holaday agrees that he will not personally or on behalf of any other person or entity divulge or make use of any trade secrets of the Company.

18. In the event of Dr. Holaday's death at any time after his execution of this Agreement, his employment with the Company shall be deemed to have terminated as of the earlier of such date or January 31, 2003, and all payments and benefits described in this Agreement shall be paid or provided to Dr. Holaday's estate so long as this Agreement becomes effective and enforceable pursuant to Paragraph 34(b) below.

19. This Agreement contains the entire agreement between Dr. Holaday and the Company concerning Dr. Holaday's separation from the employment of the Company and concerning the discontinuation of Dr. Holaday's service to the Company as Chairman of the Board and as a Director and member of the Board and as the Company's representative on the Board of Directors of MaxCyte, Inc. This Agreement shall not be modified except in writing, and all prior agreements except for the Combined Non-disclosure and Patent Employee Agreement entered into by and between Dr. Holaday and the Company, whether written or oral, including the Employment Agreement, relating to his employment by the Company shall be void and of no further force or effect beginning on the date this Agreement becomes effective and enforceable pursuant to Paragraph 34(b) below.



EntreMed, Inc. (signature)            -10-                       JWH (signature)
               -----------                                           -----------

20. This Agreement shall not be construed as an admission by Dr. Holaday or by the Company of any wrongdoing by Dr. Holaday or by the Company or by any person or entity released by the provisions of Paragraphs 9 and 10 above or of any violation of federal, state or local law at any time and for any purpose, and the Company and Dr. Holaday specifically disclaim any wrongdoing against or liability to the other.

21. Two exact originals of this Agreement will be executed by Dr. Holaday and by the Company, and one original will be provided to the two respective parties upon full execution of both originals.

22. Electronic and paper documents that are addressed or delivered to Dr. Holaday and that are received by the Company or at its business offices shall be opened to determine if they pertain to the Company's business or to Dr. Holaday personally; those that pertain to Dr. Holaday personally will be forwarded to him at 6502 Hillmead Road, Bethesda, Maryland 20877,
     Telephone: (301) 365-2803, and Telefax: (301) 365-8054, and all written notices to be provided to Dr. Holaday under this Agreement will be delivered to that address unless and until Dr. Holaday provides notice of a different address to the Company.

23. Any notice or communication to the Company from Dr. Holaday that is required or permitted under this Agreement for which no specific recipient of the notice or communication procedure is provided in the Agreement shall be provided in writing and shall be delivered (a) personally, (b) by certified or registered U.S. mail postage prepaid and return receipt requested or (c) by overnight private courier or U.S. mail requiring written notice and confirmation of receipt, all addressed as follows:

          Attn: Ms. Margot Mongold
          Senior Director, Human Resources
          EntreMed, Inc.
          9640 Medical Center Drive
          Rockville, Maryland 20850
          Telephone: (240) 864-2630
          Telefax: (301) 294-1779

     The Company may from time to time provide notice to Dr. Holaday that notices required under this Agreement shall be provided to a different person or to a different address.

24. Dr. Holaday fully understands, acknowledges and agrees that, (a) in the event that he becomes liable for any personal income tax payments or the employee's share of FICA and Medicare payments in addition to sums that shall be or that have been withheld by the Company and paid to the government for such purposes arising out of any portion of the consideration provided for under this Agreement or (b) in the event the Company becomes liable to any taxing authority in connection with any portion of the employee's share of taxes relating to such consideration, including, without limitation, for any personal income tax payments, the employee's share of FICA and Medicare payroll taxes, interest and penalties (collectively, "Employee Taxes"), Dr. Holaday shall pay the



EntreMed, Inc. (signature)                                JWH (signature)
               -----------                                    -----------
     taxing authorities such taxes, interest and penalties and shall reimburse the Company within thirty (30) days for any Employee Taxes that have been paid by the Company as well as all costs and attorneys' fees incurred by the Company in connection with such claims from taxing authorities. In order to invoke this indemnification provision, the Company must provide written notice to Dr. Holaday within sixty (60) days of the receipt by the Company of notification from any taxing authority that the Company may be liable to that taxing authority for Employee Taxes on any portion of the consideration provided to Dr. Holaday pursuant to this Agreement.

25. Dr. Holaday represents and warrants that he has not heretofore assigned or transferred or purported to assign or transfer and shall not assign or transfer any claim or obligation herein released to any person or entity. Dr. Holaday agrees to indemnify the Company and any third person released by Dr. Holaday in Paragraph 9 above, and holds them harmless from and against any claim or obligation, including without limitation, for attorneys' fees actually paid or incurred, arising out of any such transfer or assignment made by Dr. Holaday or any transfer or assignment that is claimed to have been made by Dr. Holaday.

26. In deciding to execute this Agreement, Dr. Holaday has not relied on and does not rely on any representation with respect to the subject matter of this Agreement or any representation inducing the execution of this Agreement except such representations as are expressly set forth in or as are incorporated by reference into this Agreement, and Dr. Holaday acknowledges that he has relied on his own judgment in entering into this Agreement.

27. This Agreement shall be construed as if both parties participated equally in its negotiation and drafting, and both parties agree that any ambiguity contained in any provision of this Agreement shall not be construed against any party to the Agreement by virtue of that party's role in the negotiation or drafting of the Agreement.

28. Any failure by any part on any occasion to enforce or to require the strict adherence to and performance of any term or condition of this Agreement shall not constitute a waiver of any such term or condition and shall not prevent any party from insisting on the strict adherence to and performance of such term or condition on any other or future occasion.

29. The use of the world "and" is understood to include its conjunctive and also its disjunctive meaning, whenever such a disjunctive meaning would expand the reach of this Agreement's protections to the Company or to any third person released in Paragraphs 9 above. Use of the masculine gender is intended to include the feminine. All examples used in this Agreement are intended as illustrative and not intended to limit the nature of the claims, obligations or persons released. All grammatical forms, including the use of singular and plural words, used in this Agreement are to be interpreted to provide the maximum protections legally permitted to the Company and any third person released in Paragraph 9 above.



EntreMed, Inc. (signature)                                    JWH (signature)
              --------------                                     -------------

30. All obligations undertaken by the Company in this Agreement shall be binding upon and fully enforceable against its successors and assigns, but any such successorship or assignment shall in no way expand or otherwise modify the scope of its obligations set forth in this Agreement, and all rights of the Company specified in this Agreement shall inure to the benefit of its successors and assigns.

31. The parties expressly acknowledge and agree that nothing in this Agreement shall be read to require or allow Dr. Holaday, the Company or any person acting for or on the behalf of either to violate any court order, law or regulation or to engage in any action or inaction that would constitute or otherwise involve a violation of any court order, law or regulation.

32. This Agreement shall be construed and enforced under Maryland law without regard to conflict of law principles, to the extent not governed by federal law.

33. The parties agree that the covenants and provisions of this Agreement are severable and that if any covenants, provision or clause or portion thereof shall be found unenforceable by any court, only that part will be severed from the Agreement, and the remaining covenants, provisions and clauses shall continue in force in accordance with the tenor of the Agreement so long as the release, settlement and waiver provisions of this Agreement that remain enforceable are acceptable to the Company.

34. DR. HOLADAY EXPRESSLY ACKNOWLEDGES AND AGREES THAT HE HAS READ THIS AGREEMENT IN ITS ENTIRETY AND THAT HE UNDERSTANDS AND AGREES TO ITS TERMS;

     (a) DR. HOLADAY HEREBY IS ADVISED TO CONSULT WITH AN ATTORNEY REGARDING ANY POTENTIAL CLAIM OF AGE DISCRIMINATION UNDER THE ADEA AS WELL AS THE TERMS OF THIS AGREEMENT BEFORE EXECUTING THIS AGREEMENT, HE ACKNOWLEDGES THAT HE HAS BEEN SO ADVISED BY THE COMPANY TO CONSULT WITH AN ATTORNEY BEFORE SIGNING THIS AGREEMENT, AND HE AGREES THAT THIS PARAGRAPH CONSTITUTES SUCH ADVICE IN WRITING; DR. HOLADAY ASSURES THE COMPANY THAT HE HAS OBTAINED LEGAL COUNSEL REGARDING THESE SUBJECTS FROM STEPHEN FELDHAUS, ESQUIRE, AND AGREES THAT HE IS PERSONALLY RESPONSIBLE FOR THE PAYMENT OF ALL FEES AND EXPENSES ASSOCIATED WITH OBTAINING ADVICE FROM MR. FELDHAUS AND FROM OTHER COUNSEL WITH WHOM DR. HOLADAY OR MR. FELDHAUS MAY HAVE CONSULTED, OTHER THAN THE FIVE THOUSANDS DOLLARS ($5,000) PAID FOR SUCH SERVICES BY THE COMPANY; AND DR. HOLADAY HEREBY INDEMNIFIES AND HOLDS THE COMPANY HARMLESS FROM ANY CLAIMS FOR ATTORNEYS' FEES AND EXPENSES ASSOCIATED WITH SUCH ADVICE;

     (b) DR. HOLADAY UNDERSTANDS AND AGREES THAT HE IS AND HAS BEEN PERMITTED TWENTY-ONE (21) DAYS FROM THE DATE THIS AGREEMENT WAS PRESENTED TO HIM TO CONSIDER WHETHER HE WISHES TO ENTER INTO THIS AGREEMENT PROVIDING FOR, AMONG OTHER MATTERS, A RELEASE AND WAIVER OF ALL CLAIMS UNDER THE ADEA THAT EXIST OR MAY HAVE EXISTED AT THE DATE AND TIME HE EXECUTES OR EXECUTED THIS AGREEMENT. DR. HOLADAY UNDERSTANDS AND AGREES THAT EVEN UPON (I) DECIDING


EntreMed, Inc. (signature)            -13-                       JWH (signature)
               -----------                                           -----------

          TO ENTER INTO THIS AGREEMENT, (II) SIGNING THIS AGREEMENT ON OR BEFORE SUCH TWENTY-FIRST (21ST) DAY AFTER SUCH PRESENTATION AND (III) PROVIDING IT TO THE COMPANY THROUGH ANN MARGARET POINTER, ESQUIRE, FISHER & PHILLIPS LLP, 1500 RESURGENS PLAZA, 945 EAST PACES FERRY ROAD, ATLANTA, GEORGIA 30326, TELEPHONE (404) 240-4223, TELEFAX (404) 240-4249, HE MAY REVOKE THIS AGREEMENT BY PROVIDING SUCH REVOCATION IN WRITING BY PERSONAL DELIVERY OR VIA TELEFAX TO MS. POINTER, PROVIDED SUCH REVOCATION IS ACTUALLY DELIVERED TO MS. POINTER PERSONALLY AND RECEIVED BY HER BY TWELVE O'CLOCK NOON E.S.T. OF THE EIGHTH (8TH) DAY (OR NEXT BUSINESS DAY THEREAFTER) AFTER THE DATE HE SIGNS THIS AGREEMENT. DR. HOLADAY UNDERSTANDS AND AGREES THAT ANY CHANGES TO THE TERMS OF THIS AGREEMENT, WHETHER MATERIAL OR IMMATERIAL, THAT MAY HAVE BEEN MADE AFTER THE DATE A PROPOSED AGREEMENT HAS BEEN PRESENTED TO HIM BY THE COMPANY SHALL NOT RESTART THE TWENTY-ONE (21) DAY PERIOD DURING WHICH HE MAY CONSIDER WHETHER HE WISHES TO ENTER INTO THIS AGREEMENT. THIS AGREEMENT SHALL NOT BECOME EFFECTIVE AND ENFORCEABLE UNTIL (I) DR. HOLADAY HAS EXECUTED THIS AGREEMENT AND HAS PROVIDED A SIGNED ORIGINAL OF THIS AGREEMENT TO THE COMPANY AS PROVIDED IN THIS PARAGRAPH AND (II) THE REVOCATION PERIOD HAS EXPIRED WITHOUT REVOCATION OF THIS AGREEMENT BY THE EIGHTH (8TH) DAY AFTER EXECUTION OF THE AGREEMENT BY DR. HOLADAY AS PROVIDED IN THIS PARAGRAPH; AND

     (c) DR. HOLADAY ASSURES THE COMPANY THAT HE HAS ENTERED THIS AGREEMENT OF HIS OWN FREE WILL, KNOWINGLY AND VOLUNTARILY, WITHOUT DURESS OR RESERVATION OF ANY KIND, AND AFTER HAVING GIVEN THE MATTER FULL AND CAREFUL CONSIDERATION, AND DR. HOLADAY RECOGNIZES AND AGREES THAT HE HAS RECEIVED CONSIDERATION FOR THE ENTRY INTO THIS AGREEMENT THAT IS IN ADDITION TO RIGHTS AND BENEFITS THAT HE IS ALREADY ENTITLED TO RECEIVE FROM THE COMPANY.

35. DR. HOLADAY ASSURES THE COMPANY THAT HE HAS READ THIS NOTICE CAREFULLY AND HAS TAKEN NOTICE THAT THIS AGREEMENT INCLUDES A RELEASE OF ALL CLAIMS, WHETHER KNOWN OR UNKNOWN, THAT DR. HOLADAY MAY HAVE IN CONNECTION WITH HIS EMPLOYMENT WITH THE COMPANY UP TO AND INCLUDING THE DATE AND TIME OF HIS EXECUTION OF THIS AGREEMENT.

WHEREFORE, having been presented a copy of this Agreement as a proposal for my consideration on January 23, 2003, having fully read this Agreement and now agreeing to all of its terms and provisions, I, John W. Holaday, Ph.D., execute this Agreement on this 29 January, 2003, at 2:00 p.m. E.S.T.

                                                   /s/ John W. Holaday
                                                   _____________________________
                                                   John W. Holaday, Ph.D.


EntreMed, Inc. (signature)            -14-                       JWH (signature)
               -----------                                           -----------

WHEREFORE, having read this Agreement and now agreeing to all of its terms and provisions, EntreMed, Inc., executes this Agreement on this January 31st, 2003, at 4:50 p.m. E.S.T.

                                        ENTREMED, INC.

                                        /s/ Wendell M. Starke
                                        ---------------------------------------
                                        By: Wendell M. Starke, Vice Chairman of
                                        the Board of Directors of EntreMed, Inc.

                                        Originally executed on January 29, 2003
                                        at 6:30 p.m. E.S.T. and re-executed
                                        January 31st at 4:50 p.m. E.S.T. as
                                        indicated above.


EntreMed, Inc. (signature)            -15-                       JWH (signature)
               -----------                                           -----------

                                   SCHEDULE A

EntreMed, Inc.
JOHN HOLADAY
JANUARY 23, 2003

Modify option grants to accelerate vesting and convert all to non-qualified options. All listed options include the right to exercise options for a period of 10 years from date of grant.

                                                                              EXERCISE
GRANT DATE       EXPIRATION DATE       OPTIONS       VESTING      TYPE         PRICE
----------       ---------------       -------       -------      ----        --------
12/31/1993            12/31/2003         3,334       Previously    NQ            $6.000
12/31/1994            12/30/2004         3,334       Previously    NQ            $6.375
 11/2/1995             11/1/2005       266,667       Previously    NQ            $6.375
12/31/1995            12/30/2005         3,334       Previously    NQ           $12.000
12/23/1996            12/23/2006        28,568       Previously    I            $14.000
12/23/1996            12/23/2006        71,432       Previously    NQ           $14.000
12/31/1996            12/31/2006         5,000       Previously    NQ           $16.250
  7/1/1997              7/1/2007        10,000       Previously    NQ           $12.000
11/20/1997            11/20/2007       250,000       Previously    NQ           $10.000
 6/26/1998             6/26/2008         5,000       Previously    NQ           $31.938
 2/25/1999             2/25/2009        16,107       Previously    I            $18.625
 2/25/1999             2/25/2009        33,893       Previously    NQ           $18.625
 6/24/1999             6/24/2009        10,000       Previously    NQ           $21.500
 6/24/1999             6/24/2009        37,500       Previously    NQ           $21.500
 6/24/1999             6/24/2009        12,500        6/24/2002    NQ           $21.500
  1/1/2000              1/1/2010         3,902         1/1/2003    I            $25.625
  1/1/2000              1/1/2010        60,000       Previously    I            $25.625
  1/1/2000              1/1/2010        16,098         1/1/2003    NQ           $25.625
 6/22/2000             6/22/2010        30,000       Previously    NQ           $29.125
11/30/2000            11/30/2010        20,000       Previously    NQ           $17.563
11/30/2000            11/30/2010        10,000       11/30/2002    NQ           $17.563
11/30/2000            11/30/2010        10,000       11/30/2003    NQ           $17.563
  4/6/2001              4/6/2011        10,000       Previously    NQ           $14.125
  4/6/2001              4/6/2011        10,000         4/6/2002    NQ           $14.125
  4/6/2001              4/6/2011        10,000         4/6/2003    NQ           $14.125
  4/6/2001              4/6/2011         2,921         4/6/2004    NQ           $14.125
  4/6/2001              4/6/2011         7,079         4/6/2004    I            $14.125
 8/21/2001             8/21/2011        10,250       Previously    NQ           $11.990
 8/21/2001             8/21/2011        10,250        8/21/2002    NQ           $11.990
 8/21/2001             8/21/2011        10,250        8/21/2003    NQ           $11.990
 8/21/2001             8/21/2011        10,250        8/21/2004    NQ           $11.990
 10/1/2001             10/1/2011        37,499       Previously    NQ            $8.970
 10/1/2001             10/1/2011        37,500        10/1/2002    NQ            $8.970
 10/1/2001             10/1/2011        37,499        10/1/2003    NQ            $8.970
 10/1/2001             10/1/2011        37,500        10/1/2004    NQ            $8.970
 10/1/2001             10/1/2011             1        10/1/2003    I             $8.970
 10/1/2001             10/1/2011             1        10/1/2004    I             $8.970
 10/1/2001             10/1/2011         4,750         7/1/2002    NQ            $8.970
 10/1/2001             10/1/2011         4,750         7/1/2003    NQ            $8.970
 10/1/2001             10/1/2011         4,750         7/1/2004    NQ            $8.970
 10/1/2001             10/1/2011         4,750         7/1/2005    I             $8.970
 2/25/2002             2/25/2012        10,000       Previously    NQ            $6.330
  6/6/2002              6/6/2012        20,000       Previously    NQ            $4.850
 9/25/2002             9/25/2012       125,000       Previously    NQ            $1.090
 9/25/2002             9/25/2012        62,500        9/25/2003    NQ            $1.090
 9/25/2002             9/25/2012        62,500        9/25/2004    NQ            $1.090
                                     ---------
                                     1,436,669
                                     ---------


EntreMed, Inc. (signature)            -16-                       JWH (signature)
               -----------                                           -----------

                                   SCHEDULE B

                              TRANSITION AGREEMENT


               1.   Big paintings in Board Room and Lobby
               2.   Small painting Board Room
               3.   Small lithograph above green chair
               4.   Block print on Bathroom Wall
               5.   Various paintings in Dr. Holaday's office
               6.   Two Glass artworks in Dr. Holaday's office
               7.   Indian vase in entrance hall near Benjamin's office
               8.   Fathiya Baabde's sculpture in old office
               9.   Lamps in Dr. Holaday's office
               10.  Green chair and ottoman in Dr. Holaday's old office
               11.  Big plant pot and stand in Dr. Holaday's old office
               12.  Glass tables in Dr. Holaday's office
               13.  Coat rack
               14.  Chest under the desk in old office
               15.  Artificial flowers and pot in old office
               16.  Misc. keepsakes on shelves and drawers in offices



EntreMed, Inc. (signature)            -17-                       JWH (signature)
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